CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS
-- Announces New Restructuring Plan --
-- Declares Reduced Quarterly Dividend --

ATLANTA, Georgia, February 25, 2009 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the fourth quarter and full year ended December 28, 2008.

Sales for the fourth quarter of 2008 were $247.2 million, compared with sales of $293.3 million in the fourth quarter of 2007, a decline of 15.7%.  Excluding the items detailed below, operating income for the 2008 fourth quarter was $21.2 million, or 8.6% of sales, compared with operating income of $39.4 million, or 13.4% of sales, in the fourth quarter of last year.  The Company’s 2008 fourth quarter results were impacted by the following items:

•	$61.2 million, or $0.99 per share, in non-cash charges resulting from the impairment of goodwill related to Bentley Prince Street;
•	$11.0 million, or $0.13 per share after tax, in previously announced restructuring charges;
•	$13.3 million, or $0.22 per share, in tax charges for the anticipated repatriation in 2009 of approximately $37 million of earnings from Canada and Europe; and
•	$2.8 million, or $0.05 per share, in non-cash charges related to the decline in cash surrender value of Company-owned life insurance.

Including these items, 2008 fourth quarter operating loss was $53.8 million.  Please see the attached tables for a reconciliation of GAAP to Non-GAAP measures.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Net income for the 2008 fourth quarter, excluding the items described above, was $6.0 million, or $0.10 per share, compared with net income in the year ago period of $20.3 million, or $0.33 per diluted share.  Including the items, the Company reported a fourth quarter 2008 net loss of $79.3 million, or $1.29 per share.

 “The results for the 2008 fourth quarter reflect the global economic downturn which impacted our business in almost every geographic area,” said Daniel T. Hendrix, President and Chief Executive Officer.  “While we started out with a decent October, our markets rapidly declined in November and December.  The corporate office segment in Western Europe and the United States, which already had begun slowing in the third quarter, deteriorated even further due largely to the crisis among banks and other customers in the financial sector.  In addition, multinational companies cut their spending on projects in emerging geographic markets such as Eastern Europe, India and the Middle East, bringing business to a crawl in those regions.  We responded swiftly by taking the appropriate restructuring actions we announced in December, which were comprised of employee reductions and the shutdown of our manufacturing operation in Canada, but our margins still suffered.  Currency changes also contributed to the margin loss during the quarter, primarily as a result of the U.S. dollar strengthening against the Australian dollar.”

The Company also announced that it has adopted a new restructuring plan that primarily consists of a further reduction in its worldwide employee base by a total of approximately 290 employees and continuing actions taken to better align fixed costs with demand for its products.  In connection with the new plan, the Company expects to report a pre-tax restructuring charge in the first quarter of 2009 in the range of $5.5 million to $6.5 million, comprised of $4.5 million to $5.5 million of employee severance expense and $1.0 million to $1.5 million of other exit costs, including lease and other termination costs.  Approximately $5.5 million to $6.0 million of the restructuring charge will involve future cash expenditures, primarily severance expense.  The restructuring plan is expected to be completed in the first quarter of 2009, and is expected to yield annualized cost savings of approximately $17 million.  This is in addition to the expected savings of $30 million associated with the restructuring plan previously announced during the fourth quarter of 2008.

Mr. Hendrix commented, “In our continuing efforts to reduce costs and right-size our business to current demand levels, we identified several additional measures that should be taken, which led to the adoption of the new restructuring plan and its related charge.  While we are saddened that this action will affect even more of our hard-working associates, we concluded that the additional restructuring is necessary to protect our margins and liquidity while still preserving the capital needed to pursue our market opportunities and strategies.”

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

For the full year of 2008, sales were $1.1 billion, essentially even with year ago levels.  Excluding the 2008 fourth quarter items described above, operating income and income from continuing operations for the 2008 full year period were $116.7 million (or 10.8% of sales) and $49.6 million (or $0.81 per share), respectively.  These figures compare with operating income and income from continuing operations of $129.4 million (or 12.0% of sales) and $57.8 million (or $0.94 per diluted share), respectively, in 2007.  Including the items in the 2008 fourth quarter, operating income and loss from continuing operations for the 2008 full year period were $41.7 million (or 3.9% of sales) and $35.7 million (or $0.58 per share), respectively.  The Company reported a net loss of $40.9 million, or $0.67 per share, for the full year 2008, compared with a full year 2007 net loss of $10.8 million, or $0.18 per share.  The net loss in 2008 includes the fourth quarter items described above and a loss from discontinued operations of $5.2 million, while the net loss in 2007 includes a loss from discontinued operations of $68.7 million.

To conserve cash resources in a prudent manner, the Company’s Board of Directors has decided to reduce its dividend to an annualized rate of $0.01 per share.  In that regard, the Board declared a regular quarterly cash dividend of $0.0025 per share payable March 20, 2009 to shareholders of record as of March 6, 2009.  Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “From a liquidity perspective, our priority during 2009 is to generate and accumulate cash to address the maturity of our $153 million of 10.375% Senior Notes due February 2010.  We also are exploring a number of refinancing opportunities.”

Mr. Hendrix concluded, “We are focused on protecting our profit margins by continuing to take market share and building upon our market-leading position in modular carpet.  While orders are down 27% in the first six weeks of the year, about a third of that decline is due to currency impacts and we do expect to report meaningful profitability in 2009.  Carpet tile continues to take share in the flooring market, and growth in non-office segments, helped by stimulus packages in the U.S. and abroad, should partially offset the weakness we continue to see in the office market globally.  Our market diversification strategy is gaining additional traction in Europe, and our cutting-edge sustainability initiatives and what we consider to be the best sales force in the industry are key differentiators that give us a significant advantage in challenging market conditions.  We will be closely managing costs, and implementing the new restructuring measures, as we continue to navigate this difficult operating environment and seek to capitalize on opportunities that emerge.”

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

The Company will host a conference call today, February 25, 2009, at 5:00 p.m. Eastern Time, to discuss its fourth quarter and full year 2008 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=2078325 or through the Company’s website at http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  Those forward-looking statements include statements regarding the anticipated future charges, expenditures and savings relating to the restructuring plan described above.  In particular, all of the anticipated charges, expenditures, savings and time frame relating to the restructuring plan described above are estimates and are therefore subject to change.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 2008 and Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The recent worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” "We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/28/08	12/30/07	12/28/08	12/30/07

Net Sales	$247,180	$293,348	$1,082,344	$1,081,273
Cost of Sales	169,611	189,208	710,299	703,751
Gross Profit	77,569	104,140	372,045	377,522
Selling, General & Administrative Expenses	59,151	64,700	258,198	246,258
Impairment of Goodwill	61,213	--	61,213	--
Restructuring Charges	10,975	--	10,975	--
Loss on Disposal – Specialty Products	--	--	--	1,873
Operating Income (Loss)	(53,770)	39,440	41,659	129,391
Interest Expense	7,371	7,186	31,480	34,110
Other Expense (Income), Net	1,443	(465)	2,858	1,851
Income Before Taxes	(62,584)	32,719	7,321	93,430
Income Tax Expense	16,717	12,469	43,040	35,582
Income (Loss) from Continuing Operations	(79,301)	20,250	(35,719)	57,848
Discontinued Operations, Net of Tax	--	--	(5,154)	(68,660)
Loss on Disposal – Discontinued Operations, Net of Tax	--	--	--	--
Net Income (Loss)	$(79,301)	$20,250	$(40,873)	$(10,812)

Earnings (Loss) Per Share - Basic
Continuing Operations	$(1.29)	$0.33	$(0.58)	$0.96
Discontinued Operations	--	--	(0.08)	(1.14)
Loss on Disposal	--	--	--	--
Earnings (Loss) Per Share – Basic	$(1.29)	$0.33	$(0.67)	$(0.18)

Earnings (Loss) Per Share – Diluted
Continuing Operations	$(1.29)	$0.33	$(0.58)	$0.94
Discontinued Operations	--	--	(0.08)	(1.12)
Loss on Disposal	--	--	--	--
Earnings (Loss) Per Share – Diluted	$(1.29)	$0.33	$(0.67)	$(0.18)

Common Shares Outstanding – Basic	61,603	60,926	61,439	60,573
Common Shares Outstanding – Diluted	61,603	61,895	61,439	61,520

Orders from Continuing Operations*	222,860	284,057	1,083,933	1,112,693
Backlog (as of 12/28/08 and 12/30/07, respectively)			97,242	123,771

________________

* Orders from Continuing Operations exclude all activity related to the Fabrics Group business segment, which was sold in the third quarter of 2007.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	12/28/08	12/30/07
Assets
Cash	$71,757	$82,375
Accounts Receivable	144,783	178,625
Inventory	128,923	125,789
Other Current Assets	27,342	24,848
Assets of Businesses Held for Sale	3,150	4,792
Total Current Assets	375,955	416,429
Property, Plant & Equipment	160,717	161,874
Other Assets	169,363	256,929
Total Assets	$706,035	$835,232

Liabilities
Accounts Payable	$52,040	$57,243
Accrued Liabilities	102,592	120,388
Liabilities of Businesses Held for Sale	--	220
Total Current Liabilities	154,632	177,851
Senior and Senior Subordinated Notes	287,588	310,000
Other Long-Term Liabilities	54,319	53,239
Total Liabilities	496,539	541,090
Shareholders’ Equity	209,496	294,142
Total Liabilities and Shareholders’ Equity	$706,035	$835,232

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	12/28/08		12/30/07

Net Income (Loss)		$(40.9)		$(10.8)
Adjustments for Discontinued Operations		5.2		68.6
Net Income from Continuing Operations		$(35.7)		$57.8
Depreciation and Amortization		23.7		22.5
Impairment of Goodwill		61.2		--
Deferred Income Taxes and Other Non-Cash Items		18.8		6.9
Change in Working Capital
Accounts Receivable	11.9		(32.1)
Inventories	(11.4)		(11.9)
Prepaids	5.1		6.0
Accounts Payable and Accrued Expenses	(18.5)		19.3
Cash Provided from Continuing Operations		55.1		68.5
Cash Provided from (used in) Operating Activities of Discontinued Operations		--		(2.8)
Cash Provided from Operating Activities		55.1		65.7
Cash Provided from (Used in) Investing Activities		(33.5)		6.2
Cash Provided from (Used in) Financing Activities		(28.5)		(101.7)
Effect of Exchange Rate Changes on Cash		(3.7)		3.0
Net Increase (Decrease) in Cash		$(10.6)		$(26.8)

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Twelve Months Ended
	12/28/08	12/30/07	% Change	12/28/08	12/30/07	% Change
Net Sales
Modular Carpet	$218.5	$257.0	(15.0%)	$946.8	$930.7	1.7%
Bentley Prince Street	28.7	36.3	(20.9%)	135.5	148.4	(8.7%)
Specialty Products	--	--	--	--	2.2	*
Total	$247.2	$293.3	(15.7%)	$1,082.3	$1,081.3	0.0%

Operating Income (Loss)
Modular Carpet	$12.8	$40.1	(68.1%)	$109.3	$133.7	(18.2%)
Bentley Prince Street	(63.9)	1.4	*	(61.4)	5.6	*
Specialty Products	--	--	--	--	(1.8)	*
Corporate Expenses and Eliminations	(2.7)	(2.1)	(28.6%)	(6.2)	(8.1)	23.5%
Total	$(53.8)	$39.4	*	$41.7	$129.4	(67.8%)

* Not meaningful

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)
	Three Months Ended 12/28/08	Twelve Months Ended 12/28/08
Operating Income, Excluding Impairment, Restructuring Charges and Decline in Value of Insurance	$21.2	$116.7
Impairment of Goodwill	(61.2)	(61.2)
Restructuring Charges	(11.0)	(11.0)
Decline in cash surrender value of Company-owned life insurance	(2.8)	(2.8)
Operating Income (Loss), As Reported	$(53.8)	$41.7

Income from Continuing Operations, Excluding Impairment, Restructuring and Repatriation Charges, and Decline in Value of Insurance	$6.0	$49.6
Impairment of Goodwill	(61.2)	(61.2)
Restructuring Charges, After Tax	(8.0)	(8.0)
Repatriation Charges	(13.3)	(13.3)
Decline in cash surrender value of Company-owned life insurance	(2.8)	(2.8)
Loss from Continuing Operations, As Reported	$(79.3)	$(35.7)

Net Income, Excluding Impairment, Restructuring and Repatriation Charges, and Decline in Value of Insurance	$6.0	$44.4
Impairment of Goodwill	(61.2)	(61.2)
Restructuring Charges, After Tax	(8.0)	(8.0)
Repatriation Charges	(13.3)	(13.3)
Decline in cash surrender value of Company-owned life insurance	(2.8)	(2.8)
Net Loss, As Reported	$(79.3)	$(40.9)

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Three Months Ended 12/28/08

Earnings Per Share, Excluding Impairment, Restructuring and Repatriation Charges, and Decline in Value of Insurance	$0.10
Impairment of Goodwill	(0.99)
Restructuring Charges, After Tax	(0.13)
Repatriation Charges	(0.22)
Decline in cash surrender value of Company-owned life insurance	(0.05)
Loss Per Share, As Reported	$(1.29)

Twelve Months Ended 12/28/08
Income Per Share from Continuing Operations, Excluding Impairment, Restructuring and Repatriation Charges, and Decline in Value of Insurance	$0.81
Impairment of Goodwill	(1.00)
Restructuring Charges, After Tax	(0.13)
Repatriation Charges	(0.22)
Decline in cash surrender value of Company-owned life insurance	(0.05)
Loss Per Share from Continuing Operations, As Reported	$(0.58)

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to the current period relative to the comparable prior period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

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